UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2010

ADVANCED LIFE SCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51436	30-0296543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 Davey Road Woodridge, Illinois	60517
(Address of principal executive offices)	(Zip Code)

(630) 739-6744

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On September 9, 2010, the Company entered into a Second Amended and Restated Business Loan Agreement and related loan documents with The Leaders Bank (“Leaders”) (the “Amendment”) amending its existing loan facility to give effect to the previously disclosed letter agreements between the Company and Leaders, effective as of May 6, 2010 and June 17, 2010.

Among other things, the Amendment extends the maturity date of the credit facility by one year to January 1, 2012 and requires the Company to reduce the outstanding loan balance by $1.5 million by October 1, 2010 and an additional $1.0 million by April 2011.  Dr. Michael T. Flavin, the Company’s Chief Executive Officer, will provide a personal guarantee for the line of credit until the principal balance on the line of credit is reduced to $7.0 million.  The Amendment also provides that the interest rate on the outstanding loan balance will increase from 8.5% to 10.0% and, subject to Abbott’s consent, the Company’s rights under its license agreement for cethromycin with Abbott Laboratories shall be included in the collateral for the line of credit.  Additionally, the Amendment provides that the Company will issue to Leaders 500,000 warrants to purchase shares of the Company’s common stock at a price of $0.042 per share on September 9, 2010 and an another 500,000 warrants on September 9, 2011.

Item 3.02.    Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, pursuant to the Amendment entered into by the Company and Leaders, on September 9, 2010, the Company issued 500,000 warrants to purchase shares of the Company’s common stock at $0.042 per share.  The warrants may be exercised at any time after the date of issuance and will expire in five years.

Neither the warrants nor the shares of common stock issuable upon exercise of the warrants have been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof and the rules and regulations promulgated thereunder. The private placement was made without general solicitation or advertising. The shares of common stock were offered and sold only to a purchaser that is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED LIFE SCIENCES HOLDINGS, INC.

Dated: September 15, 2010	By:	/s/ Michael T. Flavin
	Name:	Michael T. Flavin, Ph.D.
	Title:	Chairman and Chief Executive Officer